Exhibit 99.15

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of August 25, 2020 (this “Amendment”), is entered into among NUTRITION & BIOSCIENCES, INC. (the “Company”), the Lenders signatory hereto and MORGAN STANLEY SENIOR FUNDING, INC., as administrative agent (in such capacity, the “Agent”).

WHEREAS, the Company, the Lenders from time to time party thereto and the Agent have entered into that certain Term Loan Credit Agreement, dated as of January 17, 2020 (as amended prior to the date hereof, the “Credit Agreement”).

WHEREAS, pursuant to Section 9.01 of the Credit Agreement, the Company, the Lenders party hereto and the Agent have agreed to amend the Credit Agreement as provided for herein.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein have the meanings given in the Credit Agreement.

2. Amendment. Upon satisfaction of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Margin” to read as follows:

“Applicable Margin” means as of any date, with respect to any Base Rate Advance or Eurocurrency Rate Advance, as the case may be, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below under the applicable caption:

	3-Year Tranche		5-Year Tranche
Public Debt Rating S&P/Moody’s	Applicable Margin for Base Rate Advances	Applicable Margin for Eurocurrency Rate Advances	Applicable Margin for Base Rate Advances	Applicable Margin for Eurocurrency Rate Advances
Level 1
A+ / A1 or above	0.000%	0.750%	0.125%	1.125%
Level 2
A / A2	0.000%	0.875%	0.250%	1.250%
Level 3
A- / A3	0.000%	1.000%	0.375%	1.375%
Level 4
BBB+ / Baa1	0.125%	1.125%	0.500%	1.500%
Level 5
BBB / Baa2	0.250%	1.250%	0.625%	1.625%

	3-Year Tranche		5-Year Tranche
Level 6
BBB- / Baa3	0.500%	1.500%	0.875%	1.875%
Level 7
Lower than Level 6	1.000%	2.000%	1.375%	2.375%

(b) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Special Cash Payment” to read as follows:

“Special Cash Payment” means the Spinco Special Cash Payment (as defined in the Neptune Separation Agreement, dated as of December 15, 2019, as amended or otherwise modified from time to time, to the extent such amendment or other modification will not result in the failure or inability to satisfy the condition set forth in Section 3.02(b)).

(c) Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definition of “Icon Revolving Credit Agreement” to read as follows:

“Icon Revolving Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of August 25, 2020, among Icon and certain of its Subsidiaries party thereto, the lenders party thereto from time to time, and Citibank, N.A., as administrative agent (as may be amended, supplemented, modified or replaced from time to time).

(d) Section 2.04 of the Credit Agreement is hereby amended by adding the following new clause (c) at the end thereof:

(c) Amendment Fees. The Company shall pay to the Agent, for the account of each of the Lenders, amendment fees in connection with Amendment No. 1 to Credit Agreement, dated as of August 25, 2020, among the Company, the lenders party thereto, and the Agent in the amounts and at the times as agreed between the Company and the Agent and separately notified to the Lenders.

(e) Section 2.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.17 Use of Proceeds. The proceeds of the Advances shall be used solely (i) to finance, in part, the Special Cash Payment and/or at the option of the Company, to be transferred to a Subsidiary of the Company and thereafter paid to Dupont or one of its Subsidiaries in connection with consummating the Neptune Transactions and (ii) for the payment of fees and expenses in connection with each of the foregoing.

(f) Section 5.02(e)(viii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(viii) Debt of Subsidiaries of Icon owed under the Icon Revolving Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $2,500,000,000;

(g) Section 5.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 5.03 Financial Covenant. So long as any Advance shall remain unpaid, the Parent shall maintain a Leverage Ratio as of the end of any Relevant Period of not more than: (i) 4.75 to 1.00 commencing as of the end of the first full fiscal quarter period of Icon ended after the Closing Date until and including the end of the third full fiscal quarter after the Closing Date, (ii) then 4.50 to 1.00 until and including the end of the sixth full fiscal quarter after the Closing Date, (iii) then 3.75 to 1.00 until and including end of the ninth full fiscal quarter after the Closing Date and (iv) 3.50 to 1.00 as of the end of any Relevant Period thereafter; provided that, commencing after the end of the ninth full fiscal quarter after the Closing Date, if any Group Member consummates an acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, for which it paid at least $500,000,000 in consideration (a “Qualifying Acquisition”), the maximum Leverage Ratio shall step up to no greater than 3.75 to 1.00 for the three full fiscal quarters after such Qualifying Acquisition, which shall be reduced to 3.50 to 1.00 after the end of the third full fiscal quarter after such Qualifying Acquisition.

(h) Section 9.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 9.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, to the extent the Borrower executes this Agreement by way of electronic signature, the Borrower shall, upon reasonable request therefor, provide to the Agent a manually executed signature to this Agreement (which may be delivered by fax or in a .pdf or similar file).

(i) Section 9.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

SECTION 9.14 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

3. Effectiveness. This Amendment will become effective upon the date on which the following conditions precedent are first satisfied (the “Amendment Effective Date”):

(a) The Agent shall have received from the Company and from the Lenders constituting (i) the Required Lenders and (ii) the Lenders having in excess of 50% of the Commitments under the 5-Year Tranche an executed counterpart of this Amendment (or photocopies thereof sent by fax, .pdf or other electronic means, each of which shall be enforceable with the same effect as a signed original).

(b) The Agent shall have received a certificate, dated the Amendment Effective Date and signed by a duly authorized officer of the Company, confirming (i) the representations and warranties set forth in this Amendment shall be true and correct in all material respects on and as of the Amendment Effective Date (unless qualified by materiality in which case are true and correct in all respects) and (ii) no event shall have occurred and be continuing, or would result from this Amendment or the transactions contemplated hereby, that would, as of the Amendment Effective Date, constitute a Default.

(c) The Agent shall have received all fees and expenses due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced three (3) Business Days prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company under the Credit Agreement.

(d) The Company shall have paid to the Agent, for the account of each of the Lenders, an amendment fee in the amount agreed between the Company and the Agent.

4. Representations and Warranties. The Company represents and warrants, as of the date hereof, that, after giving effect to the provisions of this Amendment, (a) each of the representations and warranties made by the Company in Section 4.01 of the Credit Agreement is true in all material respects on and as of the date hereof as if made on and as of the date hereof, except (i) to the extent that such representations and warranties refer to an earlier date, in which case they were true in all material respects as of such earlier date or (ii) to the extent that such representations and warranties are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true in all respects, and (b) no event shall have occurred and be continuing, or would result from this Amendment or the transactions contemplated hereby, that would, as of the Amendment Effective Date, constitute a Default.

5. Effect of the Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, serve to effect a novation of, or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which, as amended, amended and restated, supplemented or otherwise modified hereby, are ratified and affirmed in all respects and shall continue in full force and effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement after giving effect to this Amendment.

6. Miscellaneous. The provisions of Sections 9.02 (Notices, Etc.); 9.03 (No Waiver; Remedies); 9.04 (Costs and Expenses) (except clauses (c) and (d) thereof); 9.08 (Confidentiality); 9.10 (Governing Law; Jurisdiction; Etc.); 9.11 (Execution in Counterparts); 9.14 (Acknowledgement and Consent to Bail-In of Affected Financial Institutions); and 9.19 (Waiver of Jury Trial) of the Credit Agreement (as amended by this Amendment) shall apply with like effect to this Amendment. This Amendment shall be a “Loan Document” for all purposes under the Credit Agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

NUTRITION & BIOSCIENCES, INC.,

By:	/s/ Francis Markey
	Name:	Francis Markey
	Title:	Vice President and Assistant Treasurer

[Signature Page to N&B Term Loan Amendment]

MORGAN STANLEY SENIOR FUNDING, INC., as Agent

By:	/s/ Subhalakshmi Ghosh-Kohli
	Name:	Subhalakshmi Ghosh-Kohli
	Title:	Authorized Signatory

[Signature Page to N&B Term Loan Amendment]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mukesh Singh
	Name:	Mukesh Singh
	Title:	Director

[Signature Page to N&B Term Loan Amendment]

BARCLAYS BANK PLC as a Lender

By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

[Signature Page to N&B Term Loan Amendment]

BNP Paribas as a Lender

By:	/s/ Christopher Sked
	Name:	Christopher Sked
	Title:	Managing Director

By:	/s/ Karim Remtoula
	Name:	Karim Remtoula
	Title:	Vice President

[Signature Page to N&B Term Loan Amendment]

CITIBANK, N.A. as a Lender

By:	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

[Signature Page to N&B Term Loan Amendment]

COBANK, ACB as a Lender

By:	/s/ Jared Greene
	Name:	Jared Greene
	Title:	Assistant Corporate Secretary

[Signature Page to N&B Term Loan Amendment]

Credit Suisse AG, Cayman Islands Branch as a Lender

By:	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

[Signature Page to N&B Term Loan Amendment]

HSBC BANK USA, NATIONAL ASSOCIATION as a Lender

By:	/s/ Steve Zambriczki
	Name:	Steve Zambriczki #22548
	Title:	Senior Vice President

[Signature Page to N&B Term Loan Amendment]

Industrial and Commercial Bank of China Limited, New York Branch as a Lender

By:	/s/ Christine Cai
	Name:	Christine Cai
	Title:	Vice President

By:	/s/ Pinyen Shih
	Name:	Pinyen Shih
	Title:	Executive Director

[Signature Page to N&B Term Loan Amendment]

ING Bank N.V., Dublin Branch as a Lender

By:	/s/ Sean Hassett
	Name:	Sean Hassett
	Title:	Director

By:	/s/ Barry Fehily
	Name:	Barry Fehily
	Title:	Managing Director

[Signature Page to N&B Term Loan Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

[Signature Page to N&B Term Loan Amendment]

MIZUHO BANK, LTD. as a Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to N&B Term Loan Amendment]

MORGAN STANLEY BANK, N.A. as a Lender

By:	/s/ Subhalakshmi Ghosh-Kohli
	Name:	Subhalakshmi Ghosh-Kohli
	Title:	Authorized Signatory

[Signature Page to N&B Term Loan Amendment]

MUFG Bank, Ltd. as a Lender

By:	/s/ Mark H. Maloney
	Name:	Mark H. Maloney
	Title:	Authorized Signatory

[Signature Page to N&B Term Loan Amendment]

STANDARD CHARTERED BANK as a Lender

By:	/s/ James Beck
	Name:	James Beck
	Title:	Associate Director

[Signature Page to N&B Term Loan Amendment]

Sumitomo Mitsui Banking Corporation as a Lender

By:	/s/ Jun Ashley
	Name:	Jun Ashley
	Title:	Director

[Signature Page to N&B Term Loan Amendment]

U.S. Bank National Association as a Lender

By:	/s/ Steven Bobinchak
	Name:	Steven Bobinchak
	Title:	Assistant Vice President

[Signature Page to N&B Term Loan Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender

By:	/s/ Michael J. Stein
	Name:	Michael J. Stein
	Title:	Vice President

[Signature Page to N&B Term Loan Amendment]